Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

            We consent to the incorporation by reference of our report dated February 7, 2001, with respect to the consolidated financial statements of General Semiconductor, Inc. ("General Semiconductor") included in General Semiconductor's Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in the Current Report on Form 8-K of Vishay Intertechnology, Inc. dated November 2, 2001.

                                    /s/ Deloitte & Touche LLP

Jericho, New York
November 12, 2001